                                    EXHIBIT 4

                             JOINT FILING AGREEMENT



     We, the undersigned, hereby express our agreement that the attached
Schedule 13G (including all amendments thereto) is filed on behalf of each of the undersigned.

                                         BB BIOTECH AG

Date: May 26, 1998                       By:        /s/ Hans-Joerg Graf
                                                    ----------------------------
                                         Name:      Hans-Joerg Graf
                                                    Signatory Authority


Date: May 26, 1998                                  By:  /s/ Dr. Victor Bischoff
                                                    ----------------------------
                                         Name:      Dr. Victor Bischoff
                                                    Vice Chairman and Director



                                         BIOTECH TARGET, S.A.

Date: May 26, 1998                       By:        /s/ Dr. Andreas Bremer
                                                    ----------------------------
                                         Name:      Dr. Andreas Bremer
                                                    Signatory Authority


Date: May 26, 1998                       By:        /s/ Dr. Anders Hove
                                                    ----------------------------
                                         Name:      Dr. Anders Hove
                                                    Signatory Authority


                                Page 9 of 9 pages